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                                                                 Exhibit 10.46

                                Amendment No. 3
                                       to
                  AT&T Management Company Commission Agreement


     The AT&T Commission Agreement entered into as of January 16, 1996 ("Agreement"), between AT&T Communications, Inc. acting on behalf of the Interstate Division of AT&T Corp. and the AT&T Communications interexchange companies ("AT&T") and Murdock Communications Corporation (formerly known as Murdock Remmers & Associates), ("Agent") is amended and shall be effective upon the signing of this Amendment by both parties, as follows:

     WHEREAS, the above referenced Agreement contained, among other things, certain terms and conditions associated with a Guest Room Attainment Bonus as set forth in the Attachment B - Management Company Commission Payment Plan and Rate Schedule and Compliance Incentive Bonus Addendum; and

     WHEREAS, Attachment B provided for, among other things, Agent's eligibility to earn a bonus payment based upon contracting a specified number of guest rooms, and,

     WHEREAS, it has become necessary for the parties to modify the requirements and provisions contained in the Guest Room Attainment Bonus provision.

     NOW, THEREFORE, in consideration of the mutual benefits accruing to each party, the parties hereby covenant and agree as follows:

1. Subsection 2.2 of Section 2.0 COMPLIANCE BONUS, of Attachment B to the Agreement, is hereby deleted in its entirety and replaced with the following:

     2.2. Guest Room Arrangement Bonus.

     Agent shall be entitled to bonus payments, not to exceed a total of One Million Dollars ($1,000,000.00), to be earned and paid as follows:

      (a) Both parties acknowledge that the first and second installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each have been paid to Agent as of the effective date of this Amendment.



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      (b) A third installment of Two Hundred Fifty Thousand Dollars
      ($250,000.00) shall be payable to Agent no later than February 1, 1997, provided that:

             (i) a minimum of one hundred thousand (100,000) guest rooms must be accumulated and covered under this Agreement and be an "Active Location" no later than January 15, 1997. To be an Active Location, the Location must be tracking in AT&T's Systems and be earning commissions for AT&T Undesignated Non-Sent Paid Calls in accordance with the Agreement; and,

             (ii) Failure to meet this 100,000 room goal by January 15, 1997 will result in forfeiture of the third and fourth installments or any additional portion of the $1,000,000 bonus; and,

             (iii) If at any time between the effective date of this Amendment and January 15, 1997, the total guest room count covered under the Agreement falls below eighty thousand (80,000) rooms, Agent will forfeit the third and fourth installments or any additional portion of the $1,000,000 bonus.

      (c) If Agent has earned and received the third installment payment, a fourth installment of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be payable to Agent no later than May 1, 1997, provided that:

             (i) Agent maintains a minimum of one hundred thousand (100,000) guest rooms at all times under this Agreement, they must be considered by AT&T to be at an Active Location on February 15, March 15 and April 15, 1997, and they must be in compliance with the terms and conditions of the Agreement.

      (d) If Agent earns and receives all four installment payments of the Guest Room Attainment Bonus, and, if prior to May 1, 1998 the total guest room count drops below one hundred thousand (100,000) rooms at Active Locations, Agent shall reimburse AT&T a total of Two Hundred Fifty Thousand Dollars ($250,000.00). Agent shall have the option of AT&T withholding said amount from future commission payments due Agent under the Agreement.

      (e) The Guest Room Attainment Bonus payment shall be added to the Compliance Incentive Bonus and, if applicable, reduced by the applicable percentage reduction in the event of non-compliance.


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2. In the event of an inconsistency between the terms of the Agreement and this
Amendment, the terms of this Amendment shall prevail.


  MURDOCK COMMUNICATIONS      AT&T COMMUNICATIONS
  CORPORATION

     /s/ Guy O. Murdock       /s/ John Powell
  --------------------------  -----------------------------------------------
  Authorized Signature        Authorized Signature

     Guy O. Murdock           John Powell
  --------------------------  -----------------------------------------------
  Typed or Printed Name       Typed or Printed Name

   Chief Executive Officer    Sales Vice President-Consumer Sales Division
  --------------------------  -----------------------------------------------
  Title                       Title

   11/12/96                   12/13/96
  --------------------------  -----------------------------------------------
  Date                        Date


  __________________________                          Contract #_____________
  Contact Telephone Number                            Agent ID______________
                                                      Location______________




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